EXHIBIT 99.1

CHANGE IN CONTROL AGREEMENT

          This Change in Control Agreement (this “Agreement”), dated as of June 13, 2005, is made by and between OM Group, Inc., a Delaware corporation (the “Company”), and Joseph M. Scaminace (“Executive”).

          WHEREAS, the Company considers it essential to the best interest of the Company and its stockholders that its management be encouraged to remain with the Company and to continue to devote its full attention to the Company’s business;

          WHEREAS, the Company recognizes that the possibility of a change in control may occur and that the uncertainty arising as a result of a potential change in control may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

          WHEREAS, the Company’s Board of Directors (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company’s management, including Executive, to their assigned duties without distraction in the face of a potential Change in Control.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Executive hereby agree as follows:

     1. Definitions.

               (a) “Additional Compensation” has the meaning set forth in Section 5(d).

               (b) “Affiliate” means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

               (c) “Agreement” has the meaning set forth in the Preamble.

               (d) “Base Compensation” has the meaning set forth in Section 5(d).

               (e) “Board” has the meaning set forth in the recitals.

               (f) “Cause” means (i) the willful and continued failure by Executive to perform his duties with the Company (other than for Death, Disability or Good Reason), after a written demand for substantial performance is delivered to Executive by the Board that specifically identifies the manner in which the Board believes Executive has failed to perform his duties, or (ii) illegal conduct or gross misconduct by Executive involving moral turpitude that is materially and demonstrably injurious to the Company. For purposes of clause (ii) of the preceding sentence, no act or failure to act shall constitute “Cause” unless it is done, or omitted to be done, in bad faith or without Executive’s reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given Executive pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be undertaken in good faith and in the best interests of the Company. No termination of Executive by the Company shall be deemed to have been for “Cause” under either of clauses (i) or (ii) of the first sentence of this clause (f) unless the termination is pursuant to an action taken by a majority of the members of the Board then in office and, before the vote on that action is taken by the Board, Executive is first given notice by the Board, in reasonable detail, of the alleged act or acts by Executive that give rise to the proposed vote and Executive is given the opportunity to respond to those allegations at a duly called meeting of the Board at which Executive may be represented by counsel;

               (g) “Change in Control” means the occurrence of any of the following: (i) the Company is merged, consolidated or reorganized into or with another entity and, immediately after such merger, consolidation or reorganization, the holders of Company voting stock immediately prior to the transaction hold, in the aggregate, less than a majority of the combined voting power of the then outstanding securities of the new entity, (ii) the Company sells substantially all of its assets to another entity and, immediately after such sale, the holders of Company voting stock immediately prior to the sale hold, in the aggregate, less than a majority of the combined voting power of the then outstanding securities of the purchaser, (iii) a report is filed, or is required to be filed, on Schedule 13D or Schedule TO (or any successor form) disclosing that any “person” has become a “beneficial owner” (as those terms are defined by the Securities Exchange Act of 1934) of Company securities representing 33% or more of the combined voting power of then outstanding securities of the Company (iv) the Company files, or is required to file, a report or proxy statement with the Securities and Exchange Commission disclosing in response to Form 8-K or Schedule 14A (or any successor form) that a change in control has or may have occurred, or will or may occur in the future, pursuant to a then-existing contract or transaction; or (v) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors comprising the Incumbent Board or the nominating committee of the Incumbent Board shall be considered a member of the Incumbent Board.

Notwithstanding events set forth in subsections (iii) and (iv) above, unless otherwise determined by a majority vote of the Board, a “Change in Control” shall not be deemed to have occurred solely because (i) the Company, (ii) an entity of which the Company directly or indirectly beneficially owns 50% or more of the entity’s voting stock, or (iii) any employee stock ownership plan or any other employee benefit plan sponsored by the Company, either files or becomes obligated to file a report or proxy statement in response to Schedules 13D, TO or 14A, or Form 8-K (or any successor form), disclosing beneficial ownership by it of voting stock, whether in excess of 33% or otherwise, or because the Company reports that a Change in Control has or may have occurred, or will or may occur in the future, by reason of such beneficial ownership.

               (h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

               (i) “Company” means OM Group, Inc., a Delaware corporation, and any successor to its business and/or assets which executes and delivers the agreement provided for in Section 12 of this Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (j) “Company Shares” has the meaning set forth in Section 5(e).

               (k) “Disability” has the meaning set forth in Section 4(c).

               (l) “Effective Date” has the meaning set forth in Section 3(b).

               (m) “Excise Tax” has the meaning set forth in Section 10(a).

               (n) “Executive” has the meaning set forth in the Preamble.

               (o) “Firm” has the meaning set forth in Section 10(b).

               (p) “Good Reason” means: (i) Executive’s base salary is reduced from the highest level in effect at any time during the one year period ending on the date of any Change in Control; (ii) the aggregate compensatory opportunities provided to Executive under any and all incentive, option, restricted stock, or other compensatory plans that were available to him and in effect at any time during the one year period ending on the date of any Change in Control (the “Pre-Change Compensatory Plans”) are reduced below the aggregate compensatory opportunities that were available to Executive under the Pre-Change Compensatory Plans during the last fiscal year of the Company ending before the occurrence of any Change in Control or during the one year period ending on the date of any Change of Control, whichever period had the higher aggregate compensatory opportunities for Executive (the “Pre-Change Aggregate Compensatory Opportunities”) unless Executive is provided with substitute incentive, option, restricted stock, and other compensatory plans that provide to Executive, in the aggregate, compensatory opportunities that are at least substantially equivalent to the Pre-Change Aggregate Compensatory Opportunities; (iii) following notice by Executive to the Surviving Entity and an opportunity by the Surviving Entity to cure, Executive is excluded from full participation in any incentive, option, restricted stock, or other compensation plan that is generally applicable to Executive officers of the Surviving Entity after the Change in Control; (iv) the headquarters of the Surviving Entity is located outside of the Cleveland metropolitan area; (v) the Surviving Entity requires Executive to be based at or generally work from a primary business location that is outside of the Cleveland metropolitan area or the Surviving Entity requires Executive to travel on business to a substantially greater extent than required immediately prior to the Effective Date; (vi) Executive determines in good faith that his responsibilities, duties, or authorities with the Surviving Entity are materially reduced from those in effect with respect to the Company before the Change in Control and the reduction has not been cured within thirty days after Executive gives notice to the board of directors of the Surviving Entity of his election to terminate his employment based upon that reduction; (vii) Executive determines in good faith that as a result of the Change in Control he is unable to carry out the authorities, powers, functions, responsibilities, or duties as Chief Executive Officer of the Surviving Entity as those authorities, powers, functions, responsibilities, or duties attached to that position with respect to the Company as in effect before the Change in Control and the board of directors of the Surviving Entity fails to fully address those issues (as determined by Executive in good faith) within thirty days after Executive gives notice to the board of directors of the Surviving Entity of his determination under this clause; (viii) Executive determines in good faith that the board of directors of the Surviving Entity has adopted, explicitly or implicitly, a strategic plan for the Surviving Entity for any period after any Change in Control that varies materially from the strategic plan of the Company as that plan existed immediately before any member of the Board took any action that either was intended to result, directly or indirectly, in a Change in Control, or was in anticipation of, or reaction to, an anticipated Change in Control; (ix) Executive is not, or ceases to be, for any reason other than Death, Disability, or voluntary resignation, a member of the board of directors of the Surviving Entity; or (x) any failure by the Company to comply with and satisfy Section 12 of this Agreement.

               (q) “Gross-Up Payment” has the meaning set forth in Section 10(a).

               (r) “Notice of Termination” has the meaning set forth in Section 4.

               (s) “OMG Related Persons” has the meaning set forth in Section 9(c).

               (t) “Options” has the meaning set forth in Section 5(e).

               (u) “Payment” has the meaning set forth in Section 10(a).

               (v) “Retirement” has the meaning set forth in Section 4(b).

               (w) “Surviving Entity” means the entity surviving or resulting from any Change in Control involving the Company or (if the Company becomes a subsidiary in the transaction) the ultimate parent of the Company.

               (x) “Term” means the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

               (y) “Termination Date” has the meaning set forth in Section 4.

               (z) “Underpayment” has the meaning set forth in Section 10(b).

               (aa) “Without Cause” means termination of Executive’s employment for reasons other than for Death, Retirement, Disability or Cause.

     2. Term. The Term of this Agreement shall commence on the date first written above and shall continue in effect through December 31, 2009; provided, however, that commencing on January 1, 2009 and each January 1 thereafter, the Term shall be automatically extended for one (1) additional year unless, not later than September 30 of the preceding year, the Company or Executive shall have given written notice to the other party electing not to extend the Term; and provided further, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than the last to occur of (x) the last day of the twelfth (12th) month following the month in which such Change in Control occurred or (y) the last day of the scheduled term of employment of Executive under any written employment agreement in effect between Executive and the Company at any time before any Change in Control. Notwithstanding any other provision hereof, the Term shall expire upon (a) any termination of Executive’s employment prior to a Change in Control, so long as such termination is not done in anticipation of or in connection with a Change in Control, and (b) Executive’s death or resignation prior to a Change in Control.

     3. Change in Control.

               (a) No benefits shall be payable hereunder unless a Change in Control occurs, and, during the Term, Executive’s employment with the Company is terminated either by Executive for Good Reason or by the Company Without Cause. This Agreement is not intended to apply to termination of Executive’s employment by reason of death, Disability or Retirement.

               (b) The first date upon which a Change in Control as defined above takes place shall be known as the “Effective Date.” Notwithstanding anything in this Agreement to the contrary, if a Change in Control occurs and if Executive’s employment with the Company is terminated by the Company prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by Executive that such termination (i) was at the request of a third party who had taken steps reasonably calculated to effect a Change in Control or (ii) was by the Company and arose with or in anticipation of a Change in Control, then for all purposes of this Agreement, Executive’s employment shall be deemed to have been terminated by the Company Without Cause under Section 4(f) of this Agreement and the “Effective Date” shall mean the date immediately prior to the Termination Date (as defined in Section 4 hereof).

     4. Termination of Employment. Executive’s employment with the Company shall or may be terminated, as the case may be, for any of the following reasons:

               (a) termination of Executive’s employment due to Executive’s death;

               (b) termination of Executive’s employment by Executive at or after the attainment of age sixty-five (65) or pursuant to a duly adopted retirement policy of the Company (“Retirement”);

               (c) termination of Executive’s employment either by Executive or by the Company after Executive is physically or mentally incapacitated for a period of one hundred eighty (180) consecutive days such that Executive cannot substantially perform Executive’s duties of employment with the Company on a full-time basis (“Disability”);

               (d) the Company may terminate Executive’s employment at any time for Cause but only if the Company has Cause both (i) as defined in this Agreement and (ii) as defined in any written employment agreement between Executive and the Company that remains in effect as of the date of the Change in Control (For the avoidance of doubt, the Company may not at any time after a Change in Control terminate Executive’s employment for cause under the terms of any employment agreement between Executive and the Company unless the Company also has Cause, as defined in this Agreement, to terminate Executive’s employment);

               (e) Executive may terminate his employment for Good Reason; and

               (f) the Company may terminate Executive’s employment at any time Without Cause.

Except in the case of Retirement or death or as otherwise provided in Section 3(b) hereof, termination of Executive’s employment shall be effective only as of the earliest date (hereinafter referred to as the “Termination Date”) specified by either Executive or the Company in a written notice of termination (“Notice of Termination”) delivered to the other party hereto.

     5. Severance Pay. If a Change in Control occurs, and, during the Term, Executive’s employment with the Company is terminated either by Executive for Good Reason or by the Company Without Cause, then in addition to all other benefits that Executive has earned prior to such termination or to which Executive is otherwise entitled, the Company shall pay to Executive as severance pay, in a lump sum, the following amounts:

               (a) Executive’s full base salary earned through the Termination Date at the rate in effect prior to the date Notice of Termination is given, to the extent not theretofore paid;

               (b) Executive’s bonus for the previously completed fiscal year of the Company, to the extent not theretofore paid;

               (c) Executive’s target bonus (i.e. based on achievement of performance goals at the 100% level) for the fiscal year in which the Notice of Termination was given, pro rated to reflect the number of days Executive was employed with the Company during such fiscal year;

               (d) an amount equal to the product of (i) the sum of (x) Executive’s annual base salary at the highest rate in effect at any time before the Termination Date (whether before or after any Change in Control) and (y) the amount of any Additional Compensation (hereinafter defined) (the sum of such annual base salary and Additional Compensation shall be referred to as Executive’s “Base Compensation”) and (ii) the lesser of the number three (3) or a fraction the numerator of which is the number of months from and including the month in which a Termination Date would occur by reason of Retirement and the denominator of which is twelve (12). The term “Additional Compensation” means the quotient of (i) the sum of (x) Executive’s annual (measured by a fiscal year) total incentive compensation, commissions, bonuses, amounts deferred under any non-qualified deferred compensation program of the Company declared and/or received for each of the last three full fiscal years immediately preceding the Effective Date, and (y) any elective contributions that are made by or on behalf of Executive under any plan maintained by the Company that are not includible in gross income under Section 125 or 402(e)(3) of the Internal Revenue Code of 1986, as amended from time to time, but excluding moving or educational reimbursement expenses, amounts realized from the exercise of any stock options, sale of restricted stock, and imputed income attributable to any fringe benefit, divided by (ii) three; provided, however, that in the event Executive was employed by the Company for a period of time less than three full fiscal years immediately preceding the Effective Date, the foregoing provisions shall be adjusted to cause Executive’s Additional Compensation to be determined based upon the average of such payments and benefits for the number of full fiscal years immediately preceding the Effective Date in which Executive was employed by the Company; provided further that in the event Executive was employed by the Company for a period of time less than one full fiscal year, the foregoing provisions shall be adjusted to cause Executive’s Additional Compensation to be determined based upon the projected target annual payments and benefits that would be provided to Executive immediately preceding the Effective Date; and provided further that the dollar value of Additional Compensation for these purposes shall not be less than $950,000.

               (e) in lieu of shares of common stock of the Company, par value $0.01 per share (“Company Shares”) issuable upon exercise of options (“Options”), if any, granted to Executive under any Company stock option plan (which Options shall be deemed canceled upon the making of the payment herein referred to), Executive shall receive an amount in cash equal to the aggregate spread between the exercise prices of all such Options that are outstanding and held by Executive (whether or not then fully vested or exercisable and taking into account only options as to which the exercise price is less than the higher of (i) or (ii) as set forth below) and the higher of (i) the mean of the high and low trading prices of Company Shares on the New York Stock Exchange on the Termination Date or (ii) the highest price per Company Share actually paid in connection with any Change in Control;

               (f) all unvested shares of restricted stock of the Company, if any, granted to Executive under any Company equity compensation plan, shall immediately vest and shall be redeemed by the Company for an amount in cash equal to the higher of (i) the mean of the high and low trading prices of Company Shares on the New York Stock Exchange on the Termination Date or (ii) the highest price per Company Share actually paid in connection with any Change in Control;

               (g) an amount of cash equal to any unvested portion of Executive’s interest in any of the Company’s nonqualified retirement plans or tax-qualified pension plans as of the Termination Date.

The payments described in this Section 5 shall be payable on or before the fifth (5th) day following the Termination Date, provided that Executive delivers a written instrument in form and substance reasonably satisfactory to the Company releasing the Company and its Affiliates from any and all claims or causes of action of any kind arising from or relating to Executive’s employment with the Company. The payments described in Sections 5(c)-(g) shall be in lieu of all other severance agreements or arrangements otherwise due to Executive under any other agreement, plan, arrangement or understanding between the Company and Executive.

     6. Welfare Benefit Plans. If a Change in Control occurs, and, during the Term, Executive’s employment with the Company is terminated either by Executive for Good Reason or by the Company Without Cause, then the Company shall maintain in full force and effect, for the continued benefit of Executive and Executive’s dependents for three (3) years after the

Termination Date, all life insurance, health and accident, disability and other employee benefit plans, programs and arrangements (excluding, however, any tax-qualified and nonqualified retirement plan or program of the Company), in which Executive was entitled to participate immediately prior to the Termination Date, provided that Executive’s continued participation is possible under the general terms and provisions of such welfare plans, programs and arrangements, and provided, however, that in the event that Executive’s life insurance benefit is provided through a split dollar program, the Company shall cause the policyowner of any life insurance policy of Executive’s life under such program to transfer the ownership of any such policy (with any cash value related thereto) to Executive. In the event that Executive’s participation in any such welfare plan, program or arrangement is barred, or any such plan, program or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide Executive with benefits substantially similar to those which Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Termination Date. At the end of the period of coverage herein provided for, Executive shall have the option to have assigned to Executive at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Company and relating specifically to Executive.

     7. Outplacement Services. If a Change in Control occurs, and, during the Term, Executive’s employment with the Company is terminated either by Executive for Good Reason or by the Company Without Cause, the Company shall provide Executive reasonable outplacement services for a period of up to one year of a nature customarily provided at Executive’s executive officer level.

     8. No Mitigation Required. Executive shall not be required to mitigate the amount of any payment or benefit provided for in Section 5 or 6 by seeking other employment or otherwise. Notwithstanding the foregoing, benefits otherwise receivable under Section 6 of this Agreement shall be reduced to the extent that and for any period during which Executive is eligible to receive substantially similar benefits from another employer.

9. Restrictive Covenants of Executive.

               (a) Noncompetition. If a Change in Control occurs, and, during the Term, Executive’s employment with the Company is terminated either by Executive for Good Reason or by the Company Without Cause, and Executive is receiving payments from the Company pursuant to this Agreement, then for a period of one (1) year from the Termination Date, Executive agrees not to, without the written consent of the Company, either directly or indirectly, engage in, make any investment in, advise or consult with, assist or render any services to any person or entity in competition with the business of the Company or its subsidiaries. Notwithstanding the foregoing, Executive may own less than one (1) percent of the combined voting power of all issued and outstanding voting securities of any publicly-held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.

               (b) Confidential Information. Executive hereby agrees that Executive shall not at any time (whether employed by the Company or not), either directly or indirectly, disclose or make known to any person or entity any confidential information, trade secret, or proprietary information that Executive acquired during the course of Executive’s employment with the Company that has not become public knowledge (other than by Executive’s actions in violation of this Agreement). Executive further agrees that upon the termination of Executive’s employment with the Company, or at any time upon the request of the Company, Executive shall deliver to the Company any and all literature, documents, correspondence, and other materials and records furnished to Executive by the Company during the course of Executive’s employment with the Company. In no event shall an asserted violation of the provisions of this Section 9(b) constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.

               (c) Non-Disparagement. Executive agrees that during his employment and at all times thereafter, he will not, unless compelled by a court or governmental agency, make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written) regarding the Company, or its Affiliates, together with their respective directors, partners, officers or employees (such entities, collectively, the “OMG Related Persons”), which disparages the reputation or business of the Company or the OMG Related Persons; provided, however, that such restriction shall not apply to statements, observations, opinions or communications made in good faith in the fulfillment of Executive’s duties with the Company; and provided further, that such restriction shall cease to apply and shall be of no further force and effect from and after the occurrence of a Change in Control.

               (d) No Other Restrictive Covenants Apply. If any Change in Control occurs, the restrictive covenants in this Section 9 shall apply according to their respective terms and Executive shall be released, effective as of the date of the Change in Control, from any and all other restrictive covenants that may be included in any written employment agreement between Executive and the Company that would otherwise survive the Change in Control.

     10. Additional Payments.

               (a) Notwithstanding anything in this Agreement to the contrary, in the event it is determined (as hereafter provided) that any payment or distribution to or for Executive’s benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement or similar right (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment or payments (a “Gross-Up Payment”) in an amount such that, after payment by Executive of all taxes (including federal, state, and local taxes and any interest or penalties imposed with respect to such taxes and including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains (or has withheld and credited on Executive’s behalf for tax purposes) an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b) Subject to the provisions of Section 10(e) hereof, all determinations required to be made under this Section 10, (including whether an Excise Tax is payable by Executive, the amount of such Excise Tax, whether a Gross-Up Payment is required, and the amount of such

Gross-Up Payment) shall be made by a nationally-recognized legal or accounting firm (the “Firm”) selected by Executive in Executive’s sole discretion. Executive agrees to direct the Firm to submit its determination and detailed supporting calculations to both Executive and the Company within fifteen (15) calendar days after the Termination Date, if applicable, or such earlier time or times as may be requested by Executive or the Company. If the Firm determines that any Excise Tax is payable by Executive and that a Gross-Up Payment is required, the Company shall pay Executive the required Gross-Up Payment within five (5) business days after receipt of such determination and calculations. If the Firm determines that no Excise Tax is payable by Executive, it shall, at the same time as it makes such determination, furnish Executive with an opinion that Executive has substantial authority not to report any Excise Tax on Executive’s federal income tax return. Any determination by the Firm as to the amount of the Gross-Up Payment shall be binding upon Executive and the Company. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) at the time of the initial determination by the Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an “Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 10(e) hereof and Executive thereafter is required to make a payment of any Excise Tax, Executive may direct the Firm to determine the amount of the Underpayment (if any) that has occurred and to submit its determination and detailed supporting calculations to both Executive and the Company as promptly as possible. Any such Underpayment shall be promptly paid by the Company to Executive, or for Executive’s benefit, within five (5) business days after receipt of such determination and calculations.

               (c) Executive and the Company shall each provide the Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Firm, and otherwise cooperate with the Firm in connection with the preparation and issuance of the determination contemplated by Section 10(b) hereof.

               (d) The fees and expenses of the Firm for its services in connection with the determinations and calculations contemplated by Section 10(b) hereof shall be borne by the Company. If such fees and expenses are initially paid by Executive, the Company shall reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefor and reasonable evidence of Executive’s payment thereof.

               (e) Executive agrees to notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten (10) business days after Executive actually receives notice of such claim. Executive agrees to further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Executive). Executive agrees not to pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which Executive gives such notice to the Company and (ii) the date that any payment or amount with respect to such claim is due. If the Company notifies Executive in writing at least five (5) business days prior to the expiration of such period that it desires to contest such claim, Executive agrees to:

(i)	provide the Company with any written records or documents in Executive’s possession relating to such claim reasonably requested by the Company,

(ii)	take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company,

(iii)	cooperate with the Company in good faith in order effectively to contest such claim, and

(iv)	permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 10(e), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 10(e) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that Executive may participate therein at Executive’s own cost and expense) and may, at its option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for Executive’s taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (f) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 10(e) hereof, Executive receives any refund with respect to such claim, Executive agrees (subject to the Company’s complying with the requirements of Section 10(e) hereof) to promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after Executive’s receipt of an amount advanced by the Company pursuant to Section 10(e) hereof, a determination is made that Executive is not entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 10.

     11. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company reasonably determines to be required pursuant to any law or government regulation, order or ruling.

     12. Successors, Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substances satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder if the Company had terminated Executive’s employment Without Cause after a Change in Control occurring at the time of succession, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devises, legates, or other designee or, if there be no such designee, to Executive’s estate.

     13. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by (i) United States registered mail, return receipt requested, postage prepaid, or (ii) reputable overnight courier service (i.e. Federal Express), in each case, addressed to the respective address set forth in this Section 13 or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt:

To the Company:	OM Group, Inc.
1500 Key Tower
127 Public Square

Cleveland, OH 44114
Attn: General Counsel

with a copy to:	Carolyn J. Buller, Esq.
Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, OH 44114

To Executive:	Joseph M. Scaminace
32965 Brighton Park Blvd.
Solon, Ohio 44129

with a copy to:	Roy L. Turnell
Thompson Hine LLP
3900 Key Tower
127 Public Square
Cleveland, Ohio 44114

     14. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof and, except to the extent a specific compensation program provides for benefits upon a change in control relative to that program, which provisions shall remain in effect, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Without limiting the generality of the foregoing, this Agreement supersedes and replaces in its entirety any prior agreement relating to the subject matter hereof.

     15. Validity. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     16. Counterparts. This Agreement may be executed in one or more counterparts, any of which may be executed and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     17. Jurisdiction, Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio. In the event of any dispute or controversy arising under or in connection with this Agreement Executive and the Company hereby irrevocably consent to the jurisdiction of the Common Pleas Court of the

State of Ohio (Cuyahoga County) or the United States District Court for the Northern District of Ohio.

     18. Legal Fees and Expenses. It is the intent of the Company that Executive not be required to incur the legal expenses associated with (i) the interpretation of any provision in, or obtaining of any right or benefit under, this Agreement or (ii) the enforcement of his rights under this Agreement by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent Executive in connection with the interpretation or enforcement of this Agreement, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Executive’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Executive agree that a confidential relationship shall exist between Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys’ and related fees and expenses incurred by Executive under this Section 18.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OM GROUP, INC

By:____________________
      Name: Frank E. Butler
      Title: Chairman of the Board

ACCEPTED AND AGREED TO AS OF THIS 13th DAY OF JUNE, 2005

_____________________
JOSEPH M. SCAMINACE